Exhibit 4.1

SAM LEE LAUNDRY LLC

224 28th Street

San Francisco, CA 94131

SUBSCRIPTION AGREEMENT

Sam Lee Laundry LLC

224 28th Street

San Francisco, CA 94131

Attn: David L. Gluck, General Manager

Dear Mr. Gluck:

1. Application. The undersigned, intending to be legally bound, hereby subscribes for _________________________ units of Series B limited liability company interests (“Units”) of Sam Lee Laundry LLC, a California limited liability company (the “Company”), at a purchase price of $5,000 per Unit. (The minimum investment is $2,000 and fractional Units may be issued.) The undersigned acknowledges that this $_____________ subscription may be accepted or rejected in whole or in part by the Company in its sole discretion and that this subscription is and shall be irrevocable unless the Company rejects it.

2. Representations and Warranties. The undersigned represents and warrants as follows:

(a) The undersigned is familiar with the business and operations of the Company and has conducted due diligence to their complete satisfaction. The undersigned and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company direction and the Units.

(b) The undersigned has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company, and has been afforded an opportunity to ask questions of and receive answers from officers of the Company concerning information to which a reasonable investor would attach significance in making investment decisions.

(c) The undersigned is not subscribing for the Units as a result of or subsequent to any advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

(d) The undersigned has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Units for an indefinite period of time, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to the undersigned’s net worth and can afford a complete loss of such investment.

(e) The undersigned has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto.

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(f) The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment in the Units, and the undersigned has relied on the advice of, or has consulted with, only the undersigned’s own advisors.

(g) The undersigned has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and, if the undersigned is an entity, is authorized and otherwise duly qualified to purchase and hold the Units and to enter into this Agreement.

(h) The undersigned fully understands that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel reasonably satisfactory to counsel for the Company. The undersigned is purchasing the Units for the undersigned’s own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act and applicable state securities laws. The undersigned further acknowledges that there is presently no market for the purchase and sale of the Units and that no such market may ever exist.

(i) The undersigned agrees to the placement of a legend on any certificate or other document evidencing the Units, stating that they have not been registered under the Securities Act.

(j) The undersigned maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page hereto.

(k) The representations, warranties and agreements contained herein and in the related Investor Qualification Questionnaire are true and correct as of the date hereof and may be relied upon by the Company, and the undersigned will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the undersigned contained herein shall survive the execution and delivery of this Agreement and the purchase of the Units.

3. Investor Status. The undersigned further represents and warrants as indicated below by the undersigned’s initials:

(a) Individual Investors: (Initial one or more of the following four statements):

___________ (i) I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in 2014 and 2015 and I reasonably expect to have an individual income in excess of $200,000 in 2016.

___________ (ii) I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in 2014 and 2015 and I reasonably expect to have joint income with my spouse in excess of $300,000 in 2016.

___________ (iii) I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph: (A) The person’s primary residence shall not be included as an asset; (B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability

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(b) Partnerships, corporations, trusts and other entities: (Initial one of the following three statements):

(i) the undersigned hereby certifies that it is an accredited investor because it is:

___________ (A) an employee benefit plan whose total assets exceed $5,000,000;

___________ (B) an employee benefit plan whose investment decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment advisor registered as such under the Investment Advisors Act of 1940;

___________ (C) a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

___________ (D) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

___________ (E) any corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000; or

___________ (F) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units.

____________(ii) the undersigned hereby certifies that it is an accredited investor because it is an entity in which each of the equity owners qualifies as an accredited investor under items a(i), (ii) or (iii) or item b(i) above.

4. Indemnification. The undersigned agrees to indemnify and hold the Company and its agents, representatives and employees harmless from and against all liability, damage, loss, cost and expense (including reasonable attorneys’ fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Agreement, or by reason of any inaccuracy or omission in the information furnished by the undersigned herein or any breach of the representations and warranties made by the undersigned herein or in any document provided by the undersigned to the Company.

5. Miscellaneous.

(a) This Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Agreement is being completed on behalf of an entity it has been completed and executed by an authorized party.

(b) The Offering Circular, this Agreement and any documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect hereof.

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(c) Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation or to comply with any and all laws to which the Company is subject or to effect the terms of the Offering Circular.

(d) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the undersigned’s purchase of the Units or at any time thereafter for so long as the undersigned is a holder of the Units.

(e) If this subscription is accepted by the Company, then the undersigned irrevocably appoints DAVID GLUCK with full power of substitution as his agent and attorney-in-fact for the purpose of affixing to the Operating Agreement the Operating Agreement Signature Page attached hereto which the undersigned has executed and delivered to the Company with the intent, purpose and effect that he shall be admitted to the Company as an investor and be legally bound by the terms of said Agreement.

6. IOWA LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this                              day of                                      , 20                                                .

(Signature of subscriber)

PRINT NAME:

COMPANY NAME (IF APPLICABLE):

TITLE OF SIGNER (IF APPLICABLE):

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.:

RESIDENCE OR BUSINESS ADDRESS:

Street

City	State	Zip

MAILING ADDRESS (If different from business address):

Street

City	State	Zip

EMAIL ADDRESS:

PHONE:

ACCEPTED AND AGREED TO:

Sam Lee Laundry LLC

By:
Name:	David L. Gluck
Title:	General Manager
Date:

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